SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

MVB FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

James R. Martin

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2005

To the Shareholders:

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at 301 Virginia Avenue, Fairmont, West Virginia, at 5:30 p.m. on May 17, 2005, for the purposes of considering and voting upon proposals:

1. To elect fifteen (15) directors for staggered terms of office if Item 2 is approved, or otherwise elect directors for the ensuing year.

2. To approve amendments to the Articles of Incorporation of MVB, all as more fully described in the accompanying Proxy Statement, to provide for:

a.	The division or classification of the Board of Directors of MVB into three classes;

b.	Procedures for filling newly created directorships and vacancies;

c.	A requirement for an affirmative vote of the holders of at least 75% of the voting power of MVB to remove directors; and

d.	An increase to 75% of the voting power of MVB as the vote requirement necessary to adopt amendments to the Articles of Incorporation and other related Bylaws amendments.

3. To approve an amendment to the Articles of Incorporation of MVB under which certain Business Combinations would require the affirmative vote of the holders of at least 75% of all voting power of MVB unless those Business Combinations meet certain “fair price” criteria and other specified conditions and procedures more fully set forth in the Proxy Statement.

4. To approve amendments to the MVB Financial Corp. 2003 Stock Incentive Plan to provide for the availability of 200,000 shares of Common Stock (taking into account all stock dividends to date) and to remove certain restrictions on the number of options which may be granted.

5. To approve the appointment of Brown Edwards & Company, L.L.P., as Independent Certified Public Accountants for the year 2005.

6. Any other business which may properly be brought before the meeting or any adjournment thereof.

Each of the proposals in Item No. 2 above must be separately approved by the company’s shareholders, and if all do not receive shareholder approval, then none of the proposals in Item No. 2 will be adopted by the company.

Only those shareholders of record at the close of business on March 25, 2005, shall be entitled to notice of the meeting and to vote at the meeting. This is the approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders.

By Order of the Board of Directors,

James R. Martin President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 6, 2005

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2005

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) to be held on May 17, 2005, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted “FOR” all of the various proposals to be submitted to the vote of shareholders described in the enclosed Notice of Annual Meeting and this Proxy Statement. A shareholder executing the proxy may revoke it at any time before it is voted:

(a)	by notifying MVB employees James R. Martin or Judith A. Merico in person;

(b)	by giving written notice to MVB. The revocation should be delivered to Judith A. Merico, Corporate Secretary;

(c)	by submitting to MVB a subsequently dated proxy; or

(d)	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or its subsidiary, The Monongahela Valley Bank, Inc. (the “Bank”) may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 25, 2005, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

As of the record date for the Annual Meeting, 743,060 shares of the capital stock of MVB, owned by approximately 825 shareholders, were issued and outstanding and entitled to vote. There are 4,000,000 shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

Proposed Amendments to the Articles of Incorporation of MVB and the Possible Anti-Takeover Effects of Those Amendments

Proposed Amendments.  In addition to the election of directors described below, shareholders will be asked at the Annual Meeting to consider amendments to MVB’s Articles of Incorporation. The proposed amendments are intended, among other things, to reduce the possibility that a third party could effect a sudden or surprise change in majority control of MVB’s Board of Directors without the support of the incumbent Board and to help assure that any multi-step attempt to take over the Bank is made on terms which offer similar treatment to all of MVB’s shareholders.

The Board believes it is in the best interests of MVB and its shareholders to discourage certain unilateral attempts by a purchaser to take control of MVB. The amendments are designed to encourage any purchasers to propose a takeover of MVB, only if that proposal is made at a price and upon terms and conditions that the Board believes are in the best interests of MVB and its shareholders. The combined effect of these amendments, however, may be to discourage attempts to acquire control of MVB by means of unsolicited tender offers for less than all or substantially all of MVB’s Voting Stock. In addition, the amendments will make the removal of incumbent directors more difficult even when the removal may be favored by the holders of the majority of the Voting Stock. If the amendments are adopted, a 75% shareholder vote (a “supermajority vote”) will be required to amend or repeal the amendments. Accordingly, shareholders are urged to read carefully the detailed discussion of these proposed amendments set forth in this Proxy Statement before voting on the proposed amendments.

Vote Required to Approve Amendments. Under the West Virginia Business Corporation Act, the affirmative vote of the holders of a majority of MVB’s outstanding Common Stock is required to approve the proposed amendments. Additionally, each of these amendments must be separately approved by the company’s shareholders, and if all of these proposed amendments do not receive shareholder approval, then none of the amendments will be adopted. MVB’s Board of Directors unanimously approved the proposed amendments. The shares directly or indirectly owned by the Board of Directors and by the officers of MVB, all of which will presumably be voted in favor of the proposed amendments, total 260,559 shares or approximately 35.06% of the 743,060 total shares of MVB Common Stock outstanding as of the record date.

PURPOSES OF MEETING

1.	ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to twenty-five members to be elected annually. The Board has set fifteen as the number of members to be elected at the Annual Meeting to be held on May 17, 2005. The fifteen members of the current Board of Directors represent those nominated to serve for the upcoming year without any replacements.

As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

The proposed amendments to MVB’s Articles of Incorporation and Bylaws provide for a classified Board of Directors. Unless otherwise directed, it is intended that the enclosed proxy will be voted “FOR” the classification of the Board of Directors (see discussion under “Proposals to Amend the Articles of Incorporation and Bylaws of MVB”) and for the election of the fifteen management nominees to the Board for the classes indicated. The classification of the Board of Directors may have an anti-takeover effect by making it more difficult to change the composition of the Board. At least two shareholders’ meetings, instead of one, normally would be required to effect a change of control of the Board. For a more complete discussion of the anti-takeover effects of a classified Board of Directors, see the discussion at “Consideration Against the Proposed Amendments.” If the amendment for the classification of the Board of Directors is not approved, the enclosed proxy will be voted “FOR” the fifteen nominees for election to the Board until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified.

Management Nominees to the Board of MVB

The following tables set forth information on the current directors of MVB who are also the management nominees. There are no family relationships among the nominees. All of the nominees have served as directors of the Bank since it opened January 4, 1999, except for Larry F. Mazza, the Chief Executive Officer of MVB Harrison, Inc., a subsidiary of MVB. All directors have served one-year terms, except for Mr. Mazza. The current term expires in 2005. There are no family relationship among the current or proposed directors and executive officers.

Directors	Age as of March 1, 2005	Director and/or Officer Since	Term in Years for Which Nominated	Principal Occupation During the Last Five Years
Barbara L. Alexander 250 Lakewood Center Morgantown, WV 26501	48	1999	1	Owner/Broker – Howard Hanna/Premier Properties by Barbara Alexander, LLC; Member of Board of Directors of the Bank

Robert L. Bell 333 Baldwin Street Morgantown, WV 26505	69	1999	2	Commissioner – Monongalia County Commission, West Virginia; Member of Board of Directors of the Bank

Stephen R. Brooks 1009 Greystone Circle Morgantown, WV 26508	56	1999	3	Attorney – Flaherty, Sensabaugh & Bonasso; Previously Attorney – Furbee, Amos, Webb & Critchfield; Member of Board of Directors of the Bank

Harvey M. Havlichek PO Box 42 Colfax, WV 26566	55	1999	1	President – Adams Office Supply & Novelty Company, Inc.; Member of Board of Directors of the Bank

James R. Martin 911 Henry Drive Fairmont, WV 26554	57	1999	2	President, Chief Executive Officer and Director of the Bank and MVB.

Dr. Saad Mossallati 200 Route 98 West Suite 107 Nutter Fork, WV 26301	56	1999	3	Vascular Surgeon; Member of Board of Directors of the Bank

Leonard W. Nossokoff 498 Canyon Road Morgantown, WV 26508	66	1999	1	Owner – Giant Eagle Supermarket; Member of Board of Directors of the Bank

J. Christopher Pallotta 8 Bel Manor Drive Fairmont, WV 26554	55	1999	2	President – Bond Insurance Company; Member of Board of Directors of the Bank

Nitesh S. Patel 7003 Carriage Lane Fairmont, WV 26554	41	1999	3	President and Chief Executive Officer – D.N. American, Inc. (software development company); Member of Board of Directors of the Bank

Louis W. Spatafore 14 Regency Drive Fairmont, WV 26554	48	1999	1	President and General Manager – Friendly Furniture Galleries, Inc.; Member of Board of Directors of the Bank

Directors	Age as of March 1, 2005	Director and/or Officer Since	Term in Years for Which Nominated	Principal Occupation During the Last Five Years
Richard L. Toothman 6 Pheasant Drive Fairmont, WV 26554	63	1999	2	Broker and Owner – Toothman Realty; Member of the Board of Directors of the Bank

Dr. James E. Valentine 907 Gaston Avenue Fairmont, WV 26554	67	1999	1	Orthodontist; Member of Board of Directors of the Bank

Samuel L. Warash 1639 Otlahurst Drive Fairmont, WV 26554	55	1999	2	President – S.J. Warash & Co., Inc. (real estate appraisal company); Member of Board of Directors of the Bank

Larry F. Mazza 107 Forest Drive Clarksburg, WV 26301	44	—	3	Senior Vice President of Branch Banking and Trust Company, 2000 to Present, Previously President and Chief Executive Officer of One Valley Bank of Clarksburg, N.A.

Executive Officers of The Monongahela Valley Bank, Inc. (non-nominees):

Delbert L. Phillips 2245 Maple Drive Fairmont, WV 26554	61			Senior Vice President, Senior Lending Officer

Eric L. Tichenor 512 Black Cherry Drive Fairmont, WV 26554	37			Vice President and Cashier

Committees of the Board

MVB or the Bank has a number of standing committees as described below.

Human Resources Committee.  Composed of Barbara L. Alexander, Stephen R. Brooks, Nitesh S. Patel, Louis W. Spatafore and Michael F. Trent. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of the 2003 MVB Financial Corp. Stock Incentive Plan Option Program. President Martin is an ex-officio member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on. Martin makes no recommendations nor participates in meetings relating to his own salary. The Committee met three times in 2004.

Investment/A&L Committee.  Composed of Harvey M. Havlichek, James R. Martin, Delbert L. Phillips, Eric L. Tichenor, Michael F. Trent, James E. Valentine and Samuel J. Warash. The purpose of this committee is to review the performance of the investment portfolio and policies related to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the Board of Directors. The Committee met three times in 2004.

Long-Term Planning Committee.  Composed of Robert L. Bell, Stephen R. Brooks, James R. Martin, Saad Mossallati, J. Christopher Pallotta, Nitesh S. Patel and Richard Toothman. The purpose of this Committee is to review and evaluate the Strategic Plan of MVB that provides general direction for management to follow. The Committee met one time in 2004.

Loan Review Committee.  Composed of Harvey M. Havlichek, James R. Martin, Leonard W. Nossokoff, J. Christopher Pallotta, Delbert L. Phillips, Richard L. Toothman and Samuel J. Warash. The purpose of this

Committee is to evaluate the adequacy of the Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. This Committee met four times in 2004.

Audit Committee.  Composed of Leonard W. Nossokoff, Louis W. Spatafore and Michael F. Trent. The purpose is to review the results of the internal and external audits and Reports of Examination from regulatory authorities and report such to the Board of Directors.

The Audit Committee of the Bank or MVB does not include an individual that is considered to be a financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for a financial expert. In the small community market area of the Bank and MVB, individuals meeting the required credentials under the Act are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met six times in 2004. The Committee meets with representatives Conley CPA Group, PLLC, who are responsible for the internal audit function of MVB and Brown, Edwards & Company, L.L.P., who are responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of the Bank or MVB. During these meetings, the active management of the Bank or MVB, including director and CEO Martin, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for director Martin, and Mr. Mazza, have a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Director Martin, and none of their immediate family members are or have for the past three years been executive officers of MVB. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Director Martin, are “independent directors,” as that term is defined in Rule 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc. The Board of Directors of MVB has adopted a written charter for the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004, with management. The Board of Directors has also discussed the audited financial statements with Brown, Edwards & Company, L.L.P., MVB’s independent accountants, as well as the matters required to be discussed by Statement on Auditing Standards No. 61. (having to do with accounting methods used in the financial statements). The Board of Directors has received the written disclosures and the letter from Brown, Edwards & Company, L.L.P., required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence) and has discussed with Brown, Edwards & Company, L.L.P., the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Submitted by The Audit Committee,

Louis W. Spatafore

Michael F. Trent

Leonard W. Nossokoff

March 18, 2005

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Nominating Committee.  The Board of Directors has not established a formal nominating committee as the entire Board serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare. Because the full Board of Directors serves the function of the nominating committee, not all directors are independent.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in MVB’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and the Bank and to serve on Board committees.

•	The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

•	Because the directors of MVB may also serve as directors of the Bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•	Directors must be acceptable to MVB’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking

and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the Bylaws of the Bank.

•	Directors must be at least 21 years of age.

The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to MVB or the Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and the Bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the Bank to ensure that the directors are not chronically delinquent and in default. The Board considers whether any transactions between the directors and the Bank have been criticized by any banking regulatory agency or the Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below are followed by stockholders for submitting nominations. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors, other than those made by or on behalf of MVB’s existing management, must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying shareholder; and

•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

The Board of Directors of MVB met ten times during 2004, and the Board of Directors of the Bank met sixteen times during 2004. All directors attended more than 75% of the meetings held, including committee meetings of which the director is a member.

Executive Compensation

No compensation is paid for serving as a member of the Board of Directors of MVB. Members of the Board of Directors of the Bank receive a fee of $300.00 for each meeting attended.

No officer or employee had total annual salary and bonus exceeding $100,000. Prior to 2004, MVB had no bonus compensation plan. The employee benefit plans of MVB include a 401(k) salary deferral plan, pension plan and a stock option plan. There are no employment contracts in place. All compensation has been paid by the Bank.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARS (#)	All Other ($) Compensation
James R. Martin, President and Chief Executive Officer	2004 2003 2002	$ $ $	96,500 90,000 84,000	0 0 0	None None None	0 0 0	$ $ $	4,265[2] 900[1] 840[1]

[1]	Represents employer matching of employee’s 401(k) salary deferral.

[2]	Represents employer matching of employee’s 401(k) salary deferral of $965 and Bank Board of Directors’ fees of $3,300.

The Bank’s retirement plan is The West Virginia Bankers’ Association Retirement Plan for Employees of Member Banks. This is a defined benefit plan under which benefits are determined based on an employee’s average annual compensation for any five consecutive full calendar years of service, which produce the highest average. An employee is any person who is regularly employed on a full-time basis. Directors who are not also employees are not eligible to participate in this plan. An employee becomes eligible to participate in the plan upon completion of at least one year of service with a minimum of 1,000 hours worked and attainment of age 21.

Normal retirement is at age 65 with the accrued monthly benefit determined on actual date of retirement. An employee may take early retirement from age 60 and the accrued monthly benefit as of the normal retirement date is actuarially reduced. Compensation covered by the pension plan is based upon actual W-2 pay.

As of December 31, 2004, the current credited years of service and projected estimated annual benefit under the pension plan (assuming that he continues employment, the plan is not terminated or amended, current compensation increases under the plan’s assumptions and that the maximum compensation allowed under the Code does not exceed $200,000) for the following officer is:

Name	Current Service	Projected Annual Pension
James R. Martin	7 Years	$24,360

The Internal Revenue Code disallows deduction of compensation exceeding $1,000,000 for certain executive compensation. The Human Resources Committee has not adopted a policy in this regard because none of MVB’s executives received compensation approaching the $1,000,000 level.

Stock Option Plan

On April 18, 2000, the Bank’s shareholders approved the 2000 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain executive, managerial and other key employees, motivate participating employees to achieve long-range goals, provide incentive compensation opportunities competitive with other major financial institutions, and to connect the interests of employees participating in the Plan with MVB’s other stockholders through incentive compensation based on the company’s stock value thereby promoting the long-term financial interests of MVB and all its stockholders. After MVB was formed, the Plan was amended to substitute MVB stock for Bank stock and rename the plan “MVB Financial Corp. 2003 Stock Incentive Plan”. An aggregate of 55,125 shares of MVB’s capital stock, par value One Dollar ($1.00), adjusted for the 5% stock dividends effective June 1, 2001 and August 15, 2004 have been reserved for issuance pursuant to the Plan.

Adjusted for the above noted stock dividend, 40,829 shares remain outstanding for exercise. Options for 14,296 shares remain available for granting under the Plan. See “Proposal to Amend 2003 MVB Financial Corp. Stock Option Plan.”

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting and retaining able executives, managers and other key employees. The Plan provides that the Human Resources committee appointed by the Board of Directors of MVB will have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program.

There have been no options granted during 2002, 2003 or through December 31, 2004 to any executive officer.

Aggregated Option/Exercises in Last Fiscal Year and Fiscal Year-End Options/Values

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the- Money Options/SARs at Fiscal Year-End[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Martin	0	$0	9,451	373	$45,671	$1,383

[1]	Represents the difference between the option price and price paid for MVB Common Stock for the last transaction in 2004. The date of the transaction was December 22, 2003, at a price of $14.00.

None of the options granted to Mr. Martin that are exercisable have been exercised.

The Board of Directors of the Bank has purchased Bank Owned Life Insurance (BOLI) on the lives of four staff members, including President Martin. The purpose of the BOLI plan is to provide the funds necessary to replace the staff member(s) due to unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies are for $250,000 each, with $100,000 of the death benefit being assigned to the designated beneficiary. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan.

Certain Transactions With Directors, Officers and Associates

The Bank has had and expects to continue to have loan transactions in the ordinary course of business with directors, officers, principal shareholders and their associates. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 2004, Directors Mossallati, Toothman and Valentine and/or their related interests were indebted to the Bank in excess of ten percent of the equity capital accounts of the Bank. As required the maximum amount of such indebtedness in 2004 and as of December 31, 2004, is detailed below:

	Maximum Indebtedness During March 2004		Outstanding Balance as of December 31, 2004
Director	Amount	Percent of December 31, 2004 Equity Capital	Amount	Percent of December 31, 2004 Equity Capital
Saad Mossallati*	$1,591,000	17.99	$1,513,000	17.11
Richard L. Toothman	$1,000,000	11.31	$953,000	10.78
Dr. James E. Valentine	$936,000	10.58	$849,000	9.60

*	This loan secured by over $500,000 of readily marketable securities, in addition to commercial real estate, with an appraised value of $3,200,000.

All Directors and Executive Officers	Maximum Indebtedness		Percent of Period End Equity Capital	Percent of Period Average Equity Capital	Maximum Permissible Indebtedness as a Percent of Equity Capital
	Date	Amount
Year-Ended December 31, 2003		$4,898,000	62.6%	64.7%	200%
Maximum During Period	December	$4,898,000	62.6%	64.7%	200%
Year Ended December 31, 2004		$5,140,000	58.0%	61.5%	200%
Maximum During Period	March	$5,545,000	62.7%	66.5%	200%

The composition of the loans to directors and executive officers at the end of the period and the maximum outstanding balance during 2004 are summarized below.

	2004
	Maximum Outstanding March 31		Period End December 31
	Number	Amount	Number	Amount
Business
Amortizing loans, secured by commercial real estate	9	$2,319,000	9	$2,209,000
Business lines of credit	3	647,000	6	917,000
Cash secured business loans	1	125,000	1	125,000
Business loans secured by non-real estate assets	1	128,000	1	122,000
Motel properties	2	1,594,000	2	1,540,000

	2004
	Maximum Outstanding March 31		Period End December 31
	Number	Amount	Number	Amount
Personal
Residential real estate	3	151,000	2	93,000
Home equity loans	4	512,000	5	85,000
Vehicle loans	4	34,000	3	20,000
Unsecured	1	35,000	1	29,000

	28	$5,545,000	30	$5,140,000

No loan to any director or executive officer of MVB has ever been delinquent.

The Bank’s loans to insiders are subject to the provisions of Federal Reserve Board Regulation O, 12 C.F.R., part 215. Under Regulation O, banks may not extend credit to insiders in an aggregate amount which exceeds its unimpaired capital and surplus. In addition, banks with deposits of less than $100 million may, by annual resolution of the Board of Directors, increase that limit to two times the Bank’s unimpaired capital and unimpaired surplus, if the Board of Directors determines that the higher limit is consistent with safe and sound banking practices, and the resolutions set forth the facts and reasoning of the Board of Directors, the Bank meets or exceeds all applicable capital requirements, and the Bank has received a satisfactory composite rating in its most recent report of examination. The Bank qualifies for the increased limit on loans to insiders and has consistently, since its inception, adopted an annual resolution increasing the total lending limit to two times its unimpaired capital and unimpaired surplus. As of December 31, 2004, the Bank’s unimpaired capital and surplus totaled $8,843,000, and the Bank’s lending limit to insiders is $17,686,000. At all times, MVB has had aggregate loans to insiders of less than the lending limit prescribed by Regulation O, and the Bank’s loans to insiders has not exceeded its capital and surplus, regardless of the annual resolution by its Board of Directors.

With respect to loans to affiliates, the Bank’s policy is to comply with the limits and restrictions of Regulation O. These limits and restrictions include the lending limits discussed above and making loans on terms and conditions, including underwriting standards and risk of collection, that are no more favorable than those terms, conditions, underwriting standards and risks available to an unaffiliated party.

All of these transactions were originated and remain on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with unaffiliated persons, and in the opinion of the management of the Bank, did not involve more than the normal risk of collectibility or present other unfavorable features.

Principal Holders of Voting Securities

The following shareholder currently beneficially owns or has the right to acquire shares that would result in ownership of more than 5% of MVB’s Common Stock as of March 1, 2005:

Name of Beneficial Owner	As of March 1, 2005 Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Saad Mossallati 200 Route 98 West, Suite 107 Nutter Fort, WV 26301	56,572	*	7.61%

*	Includes 30,747 shares held in name of daughter and 282 shares held in the name of wife.

(1)	The MVB directors and non-Board member executive officers of MVB own or have the right to acquire within 60 days 287,761 shares of MVB Common Stock, which is 37.64% percent of the related shares.

Ownership of Securities By Directors and Executive Officers

As of March 1, 2005, ownership by directors and executive officers in MVB was:

Directors	Amount and Nature of Beneficial Ownership		Percent of Common Stock (7)
Barbara Alexander	3,903	(1,3)	.52%
Robert L. Bell	15,527	(1,3)	2.06
Stephen R. Brooks	3,907 181 1,301	(1,3) (2,4) (5)	.52 .02 .17
Harvey M. Havlichek	5,424 7,900	(1,3) (2,4)	.72 1.05
James R. Martin	33,639 2,502	(1,3,6) (5)	4.47 .33
Dr. Saad Mossallati	25,543 31,029	(1,3) (5)	3.39 4.12
Leonard W. Nossokoff	1,255 35,290	(1,3) (2,4)	.16 4.68
J. Christopher Pallotta	8,513 7,582	(1,3) (2,4)	1.13 1.01
Nitesh S. Patel	14,903 1,960	(1,3) (5)	1.98 .26
Louis W. Spatafore	7,365 217 740	(1,3) (2,4) (5)	.98 .03 .10
Richard L. Toothman	703 6,232	(1,3) (2,4)	.09 .83
Dr. Michael F. Trent	2,474 12,038	(1,3) (2,4)	.33 1.60
Dr. James E. Valentine	30,430	(1,3)	4.04
Samuel J. Warash	9,845	(1,3)	1.31

TOTAL	270,403		35.90%

(1)	Indicates sole voting power

(2)	Indicates shared voting power

(3)	Indicates sole investment power

(4)	Indicates shared investment power

(5)	Indicates indirect ownership by spouse or minor children

(6)	Includes 9,844 shares, which may be acquired by Martin within 60 days through the exercise of options.

(7)	Calculations include the 743,091 shares then outstanding and 9,844 shares which may be acquired by Martin within 60 days through the exercise of options, for a total of 752,940 shares.

Note:	The non-director executive officers of the Bank own or may acquire within 60 days a total of 17,357 shares. Nominee Mazza will own at least the number of shares required by West Virginia law and MVB’s Bylaws to serve as a director of MVB and the Bank.

2.	PROPOSALS TO AMEND MVB’S ARTICLES OF INCORPORATION

Introduction

MVB’s Board of Directors has unanimously adopted resolutions approving and recommending to the shareholders for their adoption certain amendments to MVB’s Articles of Incorporation (the “Articles”). These amendments will have an anti-takeover effect and are discussed in detail below under the captions “Amendments to the Articles of Incorporation Concerning Classification of the Board, Supermajority Voting Requirements and Related Matters” and “‘Fair Price’ and Supermajority Voting Requirement Amendment to the Articles of Incorporation.” The four proposals discussed under “Amendments to the Articles of Incorporation Concerning Classification of the Board, Supermajority Voting Requirements and Related Matters” all must be approved separately by the company’s shareholders, and if all of these proposals do not receive shareholder approval, then none of the proposals will be adopted.

The proposed amendments are intended, among other things, to reduce the possibility that a third party could effect a sudden or surprise change in majority control of MVB’s Board of Directors without the support of the incumbent Board and to help assure that any multi-step attempt to take over MVB is made on terms which offer similar treatment to all of MVB’s shareholders. The Board believes it is in the best interests of MVB and its shareholders to discourage certain unilateral attempts by a purchaser to take control of MVB. The amendments are designed to encourage any purchasers to propose a takeover of MVB only if that proposal is made at a price and upon terms and conditions that the Board believes are in the best interests of MVB and it shareholders.

The proposed amendments are permitted under the laws of the State of West Virginia, MVB’s state of incorporation, and, assuming approval by a majority vote of shareholders at the Annual Meeting, would become effective upon the filing of Articles of Amendment with the Secretary of State. This filing is expected to be made shortly after the adoption of the amendments if the proposed amendments are approved by the shareholders at the Annual Meeting.

MVB’s Articles and Bylaws do not presently contain any provisions intended to affect the ability of purchasers to take over or change control of MVB.

THE BOARD BELIEVES THAT ADOPTION OF THE FOLLOWING PROPOSED AMENDMENTS TO THE ARTICLES OF MVB ARE IN THE BEST INTERESTS OF ALL THE STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THEIR ADOPTION.

Amendments to the Articles of Incorporation Concerning Classification of the Board, Supermajority Voting Requirements and Related Matters

General.  This group of proposed amendments to the Articles would amend Article X in its entirety and would: (i) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which classes, after a transitional arrangement, would serve for three years, with one class being elected each year at the Annual Meeting; (ii) reference in the Articles the procedures currently provided in the Bylaws under which a shareholder may properly nominate a person to serve as a director of MVB; (iii) provide that any vacancy on the Board could be filled by the remaining directors then in office, though less than a quorum; (iv) provide that directors may be removed, with or without cause, only with the approval of the holders of at least 75% of the voting power of MVB entitled to vote generally in the election of directors; and (v) increase the shareholder vote required to alter, amend or repeal the foregoing amendments to the Articles and related amendments to the Bylaws from the current majority of the voting power to 75% of the voting power of MVB. These proposed amendments to the Articles are set forth in full on Exhibit A to this Proxy Statement.

The Board of Directors believes that if the proposed amendments are adopted, these amendments would reduce the possibility that a third party could effect a sudden change in control of MVB’s Board of Directors without the support of the incumbent Board. Shareholders are urged to read carefully the following sections of this Proxy Statement, which describe the amendments and their purposes and effects, and Exhibit A, before voting on the proposed amendments.

Description of the Proposed Amendments

Classification of the Board of Directors.  The Bylaws of MVB now provide that all members of the Board of Directors are to be elected annually for a term of one year and that the number of directors of MVB shall not be less than five nor more than 25, the number to be determined by the Board from time to time. Currently, there are fourteen directors of MVB. Fifteen directors have been nominated for election by management at this year’s Annual Meeting.

Proposed Article X.1 of the Articles continues to permit the Board to fix the number of directors from time to time pursuant to the Bylaws and provides that the Board will be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If the proposed amendments are adopted, the Board of Directors of MVB will be divided into three classes, and five directors will be elected for a term expiring at the 2006 Annual Meeting of Shareholders, five directors will be elected for a term expiring at the 2007 Annual Meeting of Shareholders, and five directors will be elected for a term expiring at the 2008 Annual Meeting of Shareholders (in each case, until their respective successors are duly elected and qualified). The names of the various nominees who will serve in each class are set forth in the table which describes the management nominees. Starting with the 2006 Annual Meeting of Shareholders, one class of directors will be elected each year for a three-year term. If the proposed amendments are not adopted, all fifteen directors will be elected to a term expiring at the 2006 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

If these proposed amendments are adopted, they will have the effect of making it more difficult and time-consuming for a shareholder who has acquired or controls a majority of MVB’s outstanding Common Stock to gain immediate control of the Board of Directors or otherwise disrupt the management of MVB. Unless that shareholder can gain the 75% vote required to amend the provisions regarding classifications or number of directors or to remove directors, it would not be possible for that shareholder to elect a majority of the directors at a single meeting of shareholders. Under the proposed amendment, it would take at least two Annual Meetings to change the composition of a majority of the Board of Directors, which presently may be accomplished at a single meeting. The longer time required to elect a majority of a classified Board would help to assure continuity and stability of MVB’s management and policies, since a majority of the directors at any given time would have prior experience as directors of MVB.

This amendment would also have the effect of making it more difficult for a shareholder to elect a director pursuant to the exercise of his cumulative voting rights. However, the Board believes that the benefits to MVB and its shareholders of encouraging prior consultation and negotiation outweigh the disadvantages of discouraging any such proposals.

Nominations of Director Candidates.  Proposed Article X.1(b) of the Articles provides that nominations for the election of directors must be made as provided in the Bylaws. This bylaw provision presently can be amended or repealed by a majority of the directors or the affirmative vote of the holders of over 50% of the voting power of MVB. The proposed amendment would require the affirmative vote of over 75% of the voting power of MVB to repeal or amend this provision regarding shareholder nominations.

The advance notice requirement, by regulating shareholder nominations of directors, affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about these qualifications. Although the amendment does not give the Board of Directors any power to approve or disapprove shareholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established by it are not followed and may discourage a third party from conducting a solicitation of proxies to elect its own slate of directors.

Newly Created Directorships and Vacancies.  Proposed Article X.1(c) of the Articles and Section 7, Article IV, of the Bylaws provide that a vacancy on the Board occurring during the course of the year, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors. They further provide that any new director elected to fill a vacancy on the Board resulting from death, resignation, disqualification, removal or other cause or resulting from an increase in the number of directors will serve until the next Annual Meeting of Shareholders. It also provides that no decrease in the number of directors will shorten the term of any incumbent. The current Bylaws and amendments do not contemplate a classified Board, and a director selected to fill a vacancy now serves until the next Annual Meeting of Shareholders.

The provision that newly created directorships are to be filled by the Board could prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and immediately filling the new directorships created with its own nominees. However, these new directors elected by the Board would only serve until the next election of directors under West Virginia law.

Removal of Directors.  Currently, the vote required under the West Virginia corporation law to remove a director is a majority of the voting power of the shares entitled to be voted for the election of directors. Proposed Article X.1(d) and proposed Section 13, Article III, of the Bylaws provide that a director may be removed, with or without cause, by the affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote generally in the election of directors. The proposed amendments preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees unless the third party controls 75% of the voting power of the Voting Stock and can amend provisions of the Bylaws and the Articles.

Increased Shareholder and Director Vote for Alteration, Amendment or Repeal of Proposed Amendments.  Proposed Article X.1(e) of the amendments to the Articles would require the concurrence of the holders of at least 75% of the voting power of MVB entitled to vote generally in the election of directors for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, all of the proposed amendments to the Articles discussed in this Proxy Statement. Under West Virginia corporation law, amendments to the Articles of MVB require the approval of the holders of more than one-half of the outstanding stock entitled to vote thereon and of more than one-half of the outstanding stock of each class entitled to vote thereon voting as a class. However, West Virginia corporation law also permits provisions in the Articles which require a greater vote than the minimum vote otherwise required by law for any corporate action. In addition, under proposed Article X.2 of the Articles, certain provisions of the Bylaws may not be altered, amended or repealed, nor may any provision inconsistent with those provisions be adopted, without the concurrence of the holders of at least 75% of the voting power of MVB. Therefore, although holders of more than one-half but less than 75% of the voting power of MVB will be able to adopt the proposed amendments discussed in this Proxy Statement, the same shareholders would have insufficient voting power subsequently to amend or repeal these provisions.

The requirement of an increased shareholder vote is designed to prevent a shareholder with a majority of the voting power of the Bank from avoiding the requirements of the proposed amendments by simply repealing them.

Considerations in Support of the Proposed Amendments

Although no activity with respect to the stock of MVB has come to the attention of the Board of Directors, a third party may seek to accumulate a substantial amount of MVB’s stock as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or other similar extraordinary corporate action. These actions are often undertaken by the third party without advance notice to or consultation with management of the company. In many cases, the purchaser seeks representation on the Board of Directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the Board, the purchaser may commence a proxy contest to have its nominees elected to the Board in place of certain directors or the entire Board. In some cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

The purpose of the proposed amendments to the Articles is to encourage persons seeking to acquire control of MVB to negotiate with MVB prior to attempting to take control. The various amendments to the Articles are designed to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the vulnerability of MVB to a takeover attempt which may not be in the best interests of MVB or its shareholders. The amendments are also designed to ensure that management is fully aware of shareholders’ intentions and proposals before any shareholders meeting.

The Board of Directors of MVB believes that any imminent threat of removal of the Board’s management during a takeover attempt could severely curtail management’s ability to negotiate effectively with any potential purchasers. Management could be deprived of the time and information necessary to evaluate a takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving MVB which may ultimately be undertaken.

In addition to the amendments to the Articles discussed above, the shareholders of MVB will be asked at the Annual Meeting to approve a “Fair Price” amendment (discussed under “‘Fair Price’ and Supermajority Voting Requirement Amendment to the Articles of Incorporation”). The Fair Price Amendment requires that, in order to complete a Business Combination which is not approved by a majority of the Disinterested Directors, the Interested Stockholder must either acquire (or assure itself of obtaining the affirmative vote of) at least 75% of the Voting Stock prior to the Business Combinations, or be prepared to meet the minimum price and procedural requirements of the Fair Price Amendment. The Fair Price Amendment also is designed to protect those stockholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control, by ensuring that at least the same price and form of consideration is paid to these stockholders in a Business Combination as was paid to stockholders in the initial step of the acquisition. In the absence of the Fair Price Amendment, an Interested Stockholder who paid a premium price to acquire control of MVB might only be willing to pay other minority stockholders (who failed to sell while the interested shareholder was buying at a premium) a price which may not reflect the premium the purchase may have paid in order to acquire its controlling interest. That price might very will be lower than the price paid by the purchaser in acquiring control and may be in a less desirable form of consideration (e.g., equity or debt securities of the purchaser instead of cash).

The proposed amendments to the Articles will help ensure that the Board, if confronted by a surprise proposal from a third party which has acquired a block of MVB’s stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to seek a better price for the shareholders. In addition, the proposed amendments, in conjunction with the separate Fair Price Amendment, will help ensure that holders of MVB’s stock are similarly treated in any multi-step acquisition.

Considerations Against the Proposed Amendments

The proposed amendments will make more difficult or discourage a proxy contest, the assumption of control by a holder of a substantial block of MVB’s stock or the removal of the incumbent Board and could increase the likelihood that incumbent directors will retain their positions, even if a majority of the shareholders are dissatisfied with the performance of those directors. Under the proposed amendments, a third party would not immediately obtain the ability to control the Board through its first-step acquisition and, under the separate “Fair Price” amendment to the Articles discussed under the caption “‘Fair Price’ and Supermajority Voting Requirement to the Articles of Incorporation,” having made the first-step acquisition, the third party could not acquire the balance of MVB’s Voting Stock for a lower price without an 75% shareholder vote or the approval of a majority of unaffiliated directors.

The provisions of the Fair Price Amendment, which are being considered along with the other amendments to the Articles, may make it more costly for a purchaser to acquire control of MVB. The amendment may therefore decrease the likelihood that a tender offer will be made for less than 75% of the Voting Stock, and, as a result, may adversely affect those stockholders who would desire to participate in a tender offer. For example, tender offers are usually made at prices above the prevailing market price of a company’s stock. Other acquisitions of stock by persons attempting to acquire control (either through open-market purchases or block purchases directly from the owner) also may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The amendment may discourage those purchases and thereby deprive some holders of MVB’s stock of an opportunity to sell their stock at a higher price. It should be noted that the provisions of the amendment would not necessarily discourage persons who might be willing to seek control by acquiring 75% of the Voting Stock even though they have no intention of acquiring the remaining 25%.

Another effect of the adoption of the Fair Price Amendment would be to give veto power to the holders of a minority of the Voting Stock with respect to a Business Combination which is opposed by the Board but which a majority of the shareholders may believe to be desirable and beneficial.

In addition, because only the Disinterested Directors will have the authority to reduce or eliminate the 75% shareholder vote required for Business Combinations, the Fair Price Amendment may tend to insulate current management against the possibility of removal in the event of a takeover bid.

The amendments, if they are adopted, could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Bank, even though that attempt might be beneficial to MVB and its shareholders. In addition, because the amendments may discourage accumulations of MVB’s stock by purchasers whose objective is to have that stock repurchased by MVB at a premium, adoption of the amendments could tend to reduce increases in the market price of MVB’s stock to the extent such increases might be caused by the accumulation of MVB’s stock.

Vote Required for Adoption of Proposed Amendment

The affirmative vote of the holders of more than one-half of the outstanding stock of MVB entitled to vote at the Annual Meeting is required to adopt the proposed amendments to the Articles. Additionally, if all of these proposed amendments do not receive shareholder approval, then none of the amendments will be adopted.

The Board unanimously recommends that the shareholders vote “FOR” adoption of the amendments to the Articles discussed above

3.	“FAIR PRICE” AND SUPERMAJORITY VOTING REQUIREMENT AMENDMENT TO THE ARTICLES OF INCORPORATION

General

Proposed Article VII.H. to .M to the Articles (the “Fair Price Amendment”) would require the approval by the holders of 75% of the voting power of the outstanding capital stock of MVB entitled to vote (the “Voting Stock”) as a condition for mergers and certain other Business Combinations (“Business Combinations”) involving MVB and any holder of more than 10% of the voting power (an “Interested Stockholder”) unless the transaction is either approved by a majority of the members of the Board who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder (the “Disinterested Directors”) or certain minimum price and procedural requirements are met.

As described more fully below, the Fair Price Amendment is designed to help assure fair treatment of shareholders in the event of certain Business Combinations. The amendment will not assure that shareholders will receive an adequate price for their shares in all Business Combinations. Accordingly, if the Fair Price Amendment is adopted, the Board may still oppose a future takeover proposal which it believes not to be in the best interests of MVB and its shareholders, even if the proposal satisfies the minimum fair price and other procedure requirements of the amendment.

In addition, the Fair Price Amendment may make it more difficult to accomplish certain transactions which are opposed by the incumbent Board of Directors and which may be beneficial to shareholders. The Fair Price Amendment will not limit the ability of a third party which owns (or can obtain the affirmative vote of) at least 75% of the voting power of the Bank to effect a Business Combination involving MVB in which the equity interest of the minority shareholders is eliminated. Accordingly, shareholders are urged to read carefully the following portions of this section of the Proxy Statement, which describes the Fair Price Amendment and its purposes and effects, and Exhibit B hereto, which is the full text of the Fair Price Amendment, before voting on the Fair Price Amendment.

Description of the Fair Price Amendment

75% Vote Required for Certain Business Combinations.  At present, mergers, consolidations, sales of substantially all of the assets of MVB, the adoption of a plan if dissolution of MVB, and reclassification of securities and recapitalizations of MVB involving amendments to the Articles must be approved by the vote of the holders of a majority of the voting power of MVB. Certain other transactions, however, such as sales of less than substantially all of the assets of MVB, certain mergers involving a 90%-owned subsidiary of MVB, and recapitalizations and reclassifications not involving any amendments to the Articles, does not require shareholder approval.

The Fair Price Amendment would require the approval of the holders of 75%, or a “supermajority,” of the Voting Stock as a condition for specified transactions with an Interested Stockholder, except in cases in which either: (i) certain price criteria and procedural requirements are satisfied or (ii) the transaction is recommended to the shareholders by a majority of the Disinterested Directors. In the event the minimum price criteria and procedural requirements have been met or the requisite approval of the Board has been given with respect to a particular Business Combination, the normal requirements of West Virginia law would apply, and accordingly, the approval of the holders of only a majority of the Voting Stock would be required, or, for those exceptions noted which do not require shareholder approval, no shareholder vote would be necessary.

An “Interested Stockholder” is defined in the Fair Price Amendment as any person, other than MVB or any of its subsidiaries, who is, or who was within the two-year period immediately before the announcement of the proposed Business Combination, the beneficial owner of more than 10% of the voting power of MVB’s Voting Stock. It also includes any person who is an assignee of or has succeeded to any shares of Voting Stock in a transaction not involving a public offering which were at any time within the prior two-year period beneficially owned by an Interested Stockholder. The term “beneficial owner” includes persons directly and indirectly owning or having the right to acquire or vote the stock. At present, MVB is not aware of the existence of any shareholder or group of shareholders who would be “Interested Stockholders.”

Under the Fair Price Amendment, a “Business Combination” includes the following transactions: (i) a merger or consolidation of MVB or any subsidiary with an Interested Stockholder or with any other corporation, which is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder (the terms “affiliate” or “associate” have the respective meanings given to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934); (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by MVB of any subsidiary, assets having an aggregate fair market value of $5 million or more if an Interested Stockholder (or any affiliate) is a party to the transaction; (iii) the issuance of any securities of MVB or any subsidiary to an Interested Stockholder (or any affiliate) in exchange for cash or property with a fair market value of $5 million or more; (iv) the adoption of any plan or proposal for the liquidation or dissolution of MVB proposed by or on behalf of an Interested Stockholder (or its affiliate); or (v) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock (or securities convertible into stock) of MVB or any subsidiary owned by an Interested Stockholder.

A “Disinterested Director” is any member of the Board who is not affiliated with an Interested Stockholder and who was a director of MVB prior to the time the Interested Stockholder became an Interested Stockholder, and any successor to such Disinterested Director who is not affiliated with an Interested Stockholder and who was recommended by a majority of the Disinterested Directors then on the Board. The management nominees for election at the 2005 Annual Meeting are deemed to be Disinterested Directors.

Exceptions to Higher Vote Requirements.  The 75% supermajority shareholder vote would not be required: (i) if the transaction has been approved by a majority of the Disinterested Directors, or (ii) if all of the minimum price criteria and procedural requirements described below are satisfied.

(a) Minimum Price Criteria.  In a Business Combination involving cash or other consideration being paid to MVB’s shareholders, the consideration paid to shareholders must be either cash or the same type of consideration used by the Interested Stockholder in acquiring the largest portion of its Voting Stock. In addition, the fair market value (as calculated in accordance with Article VII.J.8 of the Fair Price Amendment) of such consideration on the date the Business Combination is consummated (the “Consummation Date”) would be required to meet certain minimum price criteria, described below:

The cash, or the fair market value (as calculated in accordance with the amendment) of securities or other consideration, to be paid to holders of MVB’s Common Stock must be equal in value to the highest of (i) through (iv) below:

i) the highest per share price paid by the Interested Stockholder in acquiring any shares of MVB’s Common Stock during the two-year period immediately prior to the first public announcement of the proposed Business Combination; or

ii) the highest per share price paid by the Interested Stockholder in acquiring shares of MVB’s Common Stock in the transaction in which the Interested Stockholder became an Interested Stockholder;

iii) the fair market value per share of the Common Stock on the date of the first public announcement of the proposed Business Combination; or

iv) the fair market value per share of the Common Stock on the date the Interested Stockholder became an Interested Stockholder.

The exact method of determining the fair market value per share of the Bank is set forth in the definitions section of Article VII.J.8 of the Fair Price Amendment and is the highest sales price as determined from a number of alternative sources within 30 days of the date in question.

In the event that there are classes of Voting Stock other than Common Stock outstanding, the cash, or the fair market value of securities or other consideration, to be paid to holders of any other class of outstanding Voting Stock, must be at least equal to the higher of: (a) the highest per share price determined with respect to that class or series of stock in the same manner as described in clauses i), ii), iii), and iv) of the preceding paragraph, or (b) the highest preferential amount per share to which the holders of such class or series of Voting Stock are entitled in the event of a voluntary or involuntary liquidation, dissolution, or winding up of MVB.

Under the minimum price requirements, the fair market value of non-cash consideration to be received by holders of shares of any class of Voting Stock in a Business Combination is to be determined as of the Consummation Date of the proposed transaction. This is to ensure that the Interested Stockholder, and not other stockholders, bears the risk of adverse developments which might deflate the fair market value of the non-cash consideration after the proposed Business Combination is announced, not before the Business Combination is consummated.

It should be noted that under the Fair Price Amendment, the Interested Stockholder would be required to meet the minimum price criteria with respect to each class of Voting Stock, whether or not the Interested Stockholder owned shares of that class prior to proposing the Business Combination. If the minimum price criteria and the procedural requirements (discussed above) were not met with respect to each class of Voting

Stock, then the approval of the holders of 75% of the Voting Stock would be required to approve the Business Combination unless the transaction is approved by a majority of the Disinterested Directors. It also should be noted that if the transaction does not involve the payment of cash or other property to the other shareholders, such as a sale of assets or an issuance of MVB’s securities to an Interested Stockholder, then the price criteria discussed above would not apply and the approval of the holders of 75% of the voting power would be required unless the transaction is approved by a majority of the Disinterested Directors.

(b) Procedural Requirements.  In addition to the minimum price requirements, other procedural requirements must be satisfied after an Interested Stockholder becomes an Interested Stockholder. Even if the minimum price requirements are satisfied, the approval of the holders of 75% of the voting power still would be required (if a majority of the Disinterested Directors did not approve the Business Combination) unless the following requirements are met:

i) MVB must not have failed to pay full quarterly dividends on any outstanding preferred stock or reduced the rate of dividends paid on its Common Stock, unless that failure or reduction was approved by a majority of the Disinterested Directors. Also, there must be an increase in the annual rate of dividends as is necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to do so is approved by a majority of the Disinterested Directors. These provisions are designed to prevent an Interested Stockholder from attempting to depress the market price of MVB’s stock prior to proposing a Business Combination by reducing dividends or dividend ratios on MVB’s stock, and thereby reducing the consideration required to be paid pursuant to the minimum price provisions of the Fair Price Amendment.

ii) The Interested Stockholder must not have acquired any additional shares of the Voting Stock in any transaction subsequent to the transaction pursuant to which it became an Interested Stockholder. This provision is intended to prevent an Interested Stockholder from purchasing additional shares of Voting Stock at prices which are lower than those set by the minimum price criteria of the Fair Price Amendment.

iii) The Interested Stockholder must not have received, in connection with the proposed Business Combination or otherwise, the benefit of any loans, other financial assistance, or tax advantages provided by MVB (other than proportionately as a shareholder). This provision is intended to deter an Interested Stockholder from self-dealing or otherwise taking advantage of its equity position in MVB by using MVB’s resources to finance the proposed Business Combination or otherwise for its own purposes in a manner not proportionately available to all shareholders.

iv) A proxy or information statement disclosing the terms and conditions of the proposed Business Combination which complies with the requirements of the proxy rules promulgated under the Securities Exchange Act of 1934 must be mailed to all shareholders of the Bank at least 30 days prior to the consummation of the Business Consummation. This provision is intended to ensure that MVB’s shareholders would be fully informed of the terms and conditions of the proposed Business Combination even if the Interested Stockholder were not otherwise legally required to disclose such information to shareholders.

It should be noted that none of the minimum price or procedural requirements described above would apply in the case of a Business Combination approved by a majority of the Disinterested Directors. However, in the absence of such approval, all of the above requirements would have to be satisfied to avoid the 75% supermajority vote requirement.

75% Vote Required to Amend or Repeal “Fair Price” Amendment.  The Fair Price Amendment provides that a vote of the holders of 75% of the Voting Stock would be required in order to amend, alter, or repeal, or adopt any provisions inconsistent with, the Fair Price Amendment.

Considerations in Support of the Fair Price Amendment

A number of companies have been the subject of tender offers or other transactions where a party has acquired more than 10% but less than 75% of their outstanding stock. In many cases, those transactions have been followed by Business Combinations in which the tender offeror or other purchaser has paid a lower price or a less desirable form of consideration for the remaining outstanding shares than the price it paid in acquiring its original interest in the company. Federal securities laws and regulations govern the disclosure required to be made to minority shareholders in such transactions but do not assure that the Business Combination will be fair to shareholders.

Moreover, the statutory right under West Virginia law of shareholders of MVB to dissent in connection with certain Business Combinations and receive the “fair value” of their shares in cash may involve significant expense, delay and uncertainty to dissenting shareholders, who have no assurance that “fair value” would be equivalent to the minimum price as determined by the Fair Price Amendment. Further, the exercise of dissenters’ rights under West Virginia law is limited to mergers and consolidations to which MVB is a party and sales of all or substantially all of MVB’s property and assets.

The Fair Price Amendment is intended to remedy, to some extent, these deficiencies in federal and state law and to prevent certain potential inequities that may arise in those Business Combinations which involve two or more steps. This is accomplished by requiring the Interested Stockholder to meet the minimum price and procedural requirements of the Fair Price Amendment and to pay the same price and form of consideration to all stockholders in a Business Combination as was paid to stockholders in the initial step of the acquisition. The Board also believes that adoption of the Fair Price Amendment would increase the likelihood of negotiations directly with MVB prior to the purchaser taking the first step, and that shareholders are more likely to receive a higher price for their shares if a negotiated Business Combination results.

Other procedural requirements, in addition to the minimum fair price requirements of the amendment, are designed to: (i) restrain manipulative practices (such as a reduction in dividends paid in order to depress the fair market value of the Bank’s stock), (ii) discourage purchases of additional shares before sellers are aware of any intended Business Combination, (iii) prevent self-dealing by the Interested Stockholders, and (iv) require full disclosure of a proposed Business Combination where a Proxy Statement is not otherwise required. The Board believes these requirements are conducive to sound practices and are in the best interests of all shareholders.

Considerations Against the Fair Price Amendment

The provisions of the Fair Price Amendment may make it more costly for a purchaser to acquire control of MVB, may decrease the likelihood that a tender offer will be made for less than 75% of the Voting Stock, and, as a result may adversely affect those stockholders who would desire to participate in a tender offer.

In certain cases, the Fair Price Amendments minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Stockholder may be unable, as a practical matter, to comply with all of the procedural requirements of the Fair Price Amendment. In these circumstances, unless a potential purchaser were willing to purchase 75% of the Voting Stock as the first step in a Business Combination (or unless a potential purchaser was assured of obtaining the affirmative vote of at least 75% of the Voting Stock), it would be forced either to negotiate with the Board and offer terms acceptable to it or to abandon the proposed Business Combination.

Other effects of the adoption of the Fair Price Amendment would be to give veto power to the holders of a minority of the Voting Stock with respect to a Business Combination which is opposed by the Board but which a majority of the shareholders may believe to be desirable and beneficial and to insulate current management against the possibility of removal in the event of a takeover bid. Conversely, if an Interested Stockholder has replaced all of the Directors who were in office on the date it became an Interested Stockholder with nominees of its choice (which it could not be assured of accomplishing until at least three shareholder meetings have been held if the separately proposed amendments to the Articles described in “Amendments to the Articles of Incorporation Concerning Classification of the Board, Supermajority Voting Requirements and Related Matters” are adopted by the shareholders), there would be no Disinterested Directors and, consequently, the 75% supermajority vote requirement would apply to any Business Combination consummated subsequent to such replacement which did not satisfy all of the minimum price and procedural requirements of the Fair Price Amendment.

Vote Required

Under West Virginia corporation law, the affirmative vote of the holders of a majority of the shares of MVB entitled to vote at the Annual Meeting is required to adopt the amendment.

The Board of Directors unanimously recommends that shareholders vote “FOR” the adoption of the Fair Price Amendment.

4.	PROPOSAL TO AMEND 2003 MVB FINANCIAL CORP. STOCK OPTION PLAN

Background

On April 18, 2000, MVB’s shareholders approved the 2000 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain executive, managerial and other key employees, motivate participating employees to achieve long-range goals, provide incentive compensation and opportunities competitive with other major financial institutions, and to connect the interests of employees participating in the Plan with MVB’s other stockholders through incentive compensation based on the stock value of MVB, thereby promoting the long-term financial interests of MVB and all of its stockholders. On the formation of MVB as a holding company, the Plan was converted to the “2003 MVB Financial Corp. Stock Incentive Plan.” Currently, an aggregate of 55,125 shares of MVB Common Stock has been reserved for issuance pursuant to the Plan. As adjusted for stock dividends, 40,829 shares represent remaining options outstanding and outstanding for exercise. Options for 14,296 shares remain available for granting under the Plan. In addition, Section 4.6 of the Plan provides that the maximum number of shares of stock with respect to which any participant may receive an award of an option during any calendar year is 7,500, and the maximum number of shares with respect to which any participant may receive merit awards under the Plan for any calendar year is 1,000.

MVB is in the process of expanding its operations into Harrison County, West Virginia. In addition, MVB is considering expansion into other areas, although no concrete or definitive plans or arrangements have been made in any market other than Harrison County. Nevertheless, the Board of Directors believes that it is in the best interests of MVB and its shareholders to increase the number of shares available for the Plan and to eliminate the restrictions on the number of shares which could be granted in any given year.

Accordingly, Section 4.6 of the Plan would be amended, and Section 5.1 of the Plan would be amended to read, in its entirety, as follows:

5.1. The Shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or Treasury shares acquired by the Company, including shares purchased in the open market or private transactions. Subject to the provisions of section fifteen, the total number of shares of Stock available for grant of Award will not exceed two hundred thousand (200,000) shares of stock, as adjusted by section fifteen on or after May 17, 2005. Except as otherwise provided herein, if any award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purpose of the Plan. Any shares of Stock which are used as full or partial payments to the Company upon an exercise of an Award shall also be available for purposes of the Plan.

A copy of the Plan, as amended, is attached as Exhibit C.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of this proposal.

The enclosed proxy will be voted “FOR” the approval of the proposed amendments to the Plan unless otherwise directed. The affirmative vote by the holders of a majority of the shares of MVB outstanding is required to approve the proposed amendment.

5.	RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors of MVB has selected the firm of Brown Edwards & Company, L.L.P., to serve as independent auditors for 2005. Brown Edwards & Company, L.L.P. has advised MVB that no member of that accounting firm has any direct or indirect material interest in MVB. The representatives of Brown Edwards & Company, L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement and will respond to appropriate questions. The proxies will vote your proxy “FOR” ratification of the selection of Brown Edwards & Company, L.L.P., unless otherwise directed.

The following fees were paid by MVB and the Bank to Brown Edwards & Company, L.L.P.:

	2003	2004
Audit Fees	$0	$19,500
Tax Fees	$0	$0
All Other Fees	$0	$7,300

The Audit Committee has considered whether Brown Edwards & Company, L.L.P. has maintained its independence during the fiscal year ended December 31, 2004. The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Company by the independent accountants. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. All of the services described above for which Brown Edwards & Company, L.L.P., billed the company for the fiscal year ended December 31, 2004, were pre-approved by MVB’s Audit Committee. For the fiscal year ended December 31, 2004, MVB’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be performed by Brown Edwards & Company, L.L.P.

6.	OTHER INFORMATION

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

FORM 10-KSB ANNUAL REPORT

TO THE FEDERAL DEPOSIT INSURANCE CORPORATION

Upon written request by any shareholder to Judith A. Merico, Shareholder Relations Officer, The Monongahela Valley Bank, Inc., 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank’s 2003 Annual Report of Form 10-KSB will be provided without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officer, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Proposals for 2006 Annual Meeting

Any shareholder who wishes to have a proposal placed before the next annual Meeting of Shareholders must submit the proposal to the President of MVB no later than November 7, 2005, to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2006, expected to be held April 18, 2006.

Annual Report

MVB’s 2004 Annual Report to Shareholders, simultaneously provided with this Proxy Statement, is incorporated by reference herein.

James R. Martin
President and Chief Executive Officer

EXHIBIT A

X.1	Board of Directors

(a) Number, Election and Terms.  The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the Annual Meeting of Stockholders to be held in 2006, another class to be originally elected for a term expiring at the Annual Meeting of Stockholders to be held in 2007, and another class to be originally elected for a term expiring at the Annual Meeting of Stockholders to be held in 2008, with each class to hold office until its successor is elected and qualified. At each Annual Meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

(b) Stockholder Nomination of Director Candidates.  Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

(c) Newly Created Directorships and Vacancies.  Newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence to fill a vacancy resulting from death, resignation, disqualification, removal or other cause and Directors elected in accordance with the preceding sentence by reason of an increase in the number of Directors shall hold office only until the next election of Directors by the shareholders and until such Director’s successor shall have been elected and qualified. No decrease in number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(d) Removal.  Any Director may be removed from office, with or without cause, and only by the affirmative vote of the holders of 75% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

(e) Amendment, Repeal, Etc.  Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally to the election of Directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article X.

X.2	Bylaw Amendments

The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, Article III, Sections 2, 9 and 13, and Article XII, of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in these Articles of Incorporation to the contrary, except as otherwise provided by law for separate class votes, the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article X.2.

EXHIBIT B

H.    Vote Required for Certain Business Combinations

1. Higher Vote for Certain Business Combinations.  In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section I of this Article VII:

(a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $100,000 or more; or

(c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100,000 or more; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

2. Definition of “Business Combination.”  The term “Business Combination” as used in this Article VII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1 of this Section V.H.

I.    When Higher Vote is Not Required

The provisions of Section V.H of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:

1. Approval by Disinterested Directors.  The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2. Price and Procedure Requirements.  All of the following conditions shall have been met:

(a) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VI as the “Determination Date”), whichever is higher.

(b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2(b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock);

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(c) The Consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs 2(a) and 2(b) of this Section VII.I shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionate as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

2

J.    Certain Definitions

For the purpose of this Article VII:

1. A “person” shall mean any individual, firm, corporation or other entity.

2. “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

3. A person shall be a “beneficial owner” of any Voting Stock:

(a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

(c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

4. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph 2 of this Section VII.J, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section VII.J but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5. “Affiliate” or “Associates” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

6. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section VII.J, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

7. “Disinterested Director” means any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board; provided, however, that all Directors of the Corporation who are elected as Directors as the 2005 Annual Meeting of Shareholders of the Corporation shall be deemed to be Disinterested Directors, notwithstanding the above provisions.

3

8. “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, or the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or any system then in use, or if not listed with NASDAQ, the average bid and ask prices available from brokerage firms in Charleston, West Virginia, or if such information is not available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

9. In the event of any Business Combination in which the Corporation survives, the phrase “other consideration to be received” as used in paragraphs 2(a) and (b) of Section VII.I of this Article VII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

K.    Powers of the Board of Directors

A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000 or more. A majority of the Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article VII.

L.    No Effect on Fiduciary Obligations of Interested Stockholders

Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

M.    Amendment, Repeal, Etc.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 75% or more of the outstanding Voting Stock entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article VII.

4

EXHIBIT C

MVB FINANCIAL CORP.

2003 STOCK INCENTIVE PLAN

SECTION 1

Statement of Purpose

1.1 The MVB Financial Corp. 2003 Stock Incentive Plan (the “Plan”) has been established by MVB Financial Corp. (the “Company”) to become effective at the Effective Time as defined herein in order to enhance shareholder value by:

(a) Attracting and retaining well qualified executive, managerial and other employees;

(b) Motivating participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) Providing incentive compensation opportunities that are competitive with those of other similarly situated banking institutions; and

(d) Connecting a Participant’s interests with those of the Company’s other stockholders through compensation based on the Company’s capital stock thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

SECTION 2

Definitions

2.1 Unless the context indicates otherwise, the following terms shall have the meaning set forth below opposite each respective term:

(a) Acquiring Corporation.  The term “Acquiring Corporation” means the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

(b) Award.  The term “Award” means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Merit Awards and Stock acquired through purchase under Section 7.

(c) Board.  The term “Board” means the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

(d) Cause.  The term “Cause” means (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(e) Change in Control.  A “Change in Control” shall be deemed to have occurred (a) upon the approval of the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (3) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) when any person, other than a Significant Stockholder, or

1

any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the beneficial owner, directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

(f) Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g) Committee.  The term “Committee” means the committee of the Board selected in accordance with the provisions of Subsection 4.2.

(h) Company.  The term “Company” means MVB Financial Corp., a West Virginia corporation.

(i) Date of Termination.  A Participant’s “Date of Termination” shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that for purposes of this Plan only, a Participant’s employment shall not be deemed to be terminated by reason of a transfer of the Participant between the Company and a Related Company (included Employers) or between two Related Companies (including Employers); and further provided that a Participant’s employment shall not be considered terminated by reason of the Participant’s leave of absence from an Employer or a Related Company that is approved in advance by the Participant’s Employer.

(j) Disability.  Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” during the period in which he or she is unable, by reason of a medically determined physical or mental impairment, to carry out his or her duties with an Employer, which condition may, but in the discretion of the Committee, shall not necessarily, be an event which qualifies as a “long term disability” under applicable long term disability benefit programs of the Company.

(k) Effective Date.  The term “Effective Date” means the date on which the shareholders of the Company approve the Plan.

(l) Employee.  The term “Employee” means a person with an employment relationship with an Employer.

(m) Employer.  The Company and any Subsidiary which, with the consent of Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the “Employers” and individually as an “Employer”.

(n) Exercise Price.  The term “Exercise Price” means, with respect to each share of Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) of the Stock on the date the Option is granted, except as permitted and contemplated by Section 16 of the Plan.

(o) Fair Market Value.  The term “Fair Market Value” means with respect to each share of stock, the value as determined in good faith by the Committee, which determination shall be deemed to be conclusive.

(p) Immediate Family.  With respect to a Participant, the term “Immediate Family” means, whether through consanguinity or adoptive relationships, the Participant’s spouse, children, stepchildren, siblings and grandchildren.

(q) Incentive Stock Option.  The term “Incentive Stock Option” means any Incentive Stock Option granted under the Plan.

(r) Merit Award.  The term “Merit Award” means any Merit Award granted under the Plan.

(s) Non-Qualified Stock Option.  The term “Non-qualified Stock Option” means any Non-Qualified Stock Option granted under the Plan.

(t) Option.  The term “Option” means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

2

(u) Outside Director.  The term “Outside Director” means a person who qualifies as such under Section 162(m) of the Code.

(v) Participant.  The term “Participant” means an Employee who has been granted an Award under the Plan.

(w) Plan.  The term “Plan” shall mean the MVB Financial Corp. 2003 Stock Incentive Plan as the same may be from time to time amended or revised.

(x) Qualified Retirement Plan.  The term “Qualified Retirement Plan” means any plan of an Employer or a Related Company that is intended to be qualified under Section 401(a) of the Code.

(y) Related Companies.  The term “Related Companies” means any Significant Stockholder and any companies controlled by such Significant Stockholder; Subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

(z) Retirement.  “Retirement” of a Participant means the occurrence of a Participant’s Date of Termination under circumstances that constitute such Participant’s retirement at normal or early retirement age under the terms of the Qualified Retirement Plan of Participant’s Employer that is extended to the Participant immediately prior to the Participant’s Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant’s Employer.

(aa) Significant Stockholder.  The term “Significant Stockholder” means any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% f the capital stock of the Company.

(bb) Stock.  The term “Stock” means the shares of capital stock of the Company, $1.00 par value per share.

(cc) Subsidiary.  The term “Subsidiary” means any future subsidiary corporation of the Company within the meaning of the Code Section 424(f).

(dd) Ten Percent Stockholder.  The term “Ten Percent Stockholder” means any recipient of an Award pursuant to this Plan who, at the time of such Award owns, directly or indirectly, by virtue of the ownership attribution provisions of Section 424(d) of the Code more than 10 percent of the total combined voting power of all classes of the capital stock of the Company.

(ee) Tax Date.  The term “Tax Date” means the date a withholding tax obligation arises with respect to an Award.

SECTION 3

Eligibility

3.1 Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the Employees or other persons as contemplated by Section 15 of the Plan who will be granted one or more Awards under the Plan.

3

SECTION 4

Operation and Administration

4.1 The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided, however, that no Incentive Stock Option may be granted under the Plan after August 19, 2013.

4.2 The Plan shall be administered by the Committee which shall consist of two or more members of the Board who are Outside Directors. Plenary authority to manage and control the operation and administration of the Plan shall be vested in the Committee, which authority shall include, but shall not be limited to:

(a) Subject to the provisions of the Plan, the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms and conditions, and other provisions of such Awards, including without limitation whether Shares subject to an Award shall be subject to a right of first refusal as referred to in Section 5.3 below. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

4.3 Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.

4.4 The Committee may only act at a meeting by unanimity if comprised of two members, and otherwise by a majority of its members. Any action of the Committee may be taken without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

4.5 No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company’s Articles of Incorporation or By-laws.

SECTION 5

Shares Available Under the Plan

5.1. The Shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or Treasury shares acquired by the Company, including shares purchased in the open market or private transactions. Subject to the provisions of section fifteen, the total number of shares of

4

Stock available for grant of Award will not exceed two hundred thousand (200,000) shares of stock, as adjusted by section fifteen on or after May 17, 2005. Except as otherwise provided herein, if any award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purpose of the Plan. Any shares of Stock which are used as full or partial payments to the Company upon an exercise of an Award shall also be available for purposes of the Plan.

5.2 Shares of Stock issued by the Company pursuant to this Plan shall be free of any preemptive rights of stockholders of the Company, whether statutory or otherwise.

5.3 Shares of stock issued by the Company pursuant to this Plan may, at the discretion of the Committee, be issued subject to a right of first refusal on the part of the Company to purchase such shares in the event the Participant, or his or her heirs, successors, executors, administrators, or assigns should ever desire to sell, transfer, assign, pledge, or otherwise dispose of such shares, in whole or in part (“a Disposition”). In any such event, the Participant or such heir, executor, administrator, or assign (a “Disposing Participant”) shall notify the Company of such desire and the Company shall have, for a period of thirty (30) days following receipt of such notice, the right and option to purchase such shares upon the same terms and conditions and at the same price as the Disposing Participant proposes to dispose of such shares. If the Company desires to exercise its right and option, it shall so notify the Disposing Participant of such desire within said thirty (30) day period. In the event the proposed Disposition is for consideration other than cash, and the Company and the Disposing Participant cannot agree on the cash equivalent to be paid by the Company to the Disposing Participant, the Disposing Participant may dispose of the shares, but the shares shall remain subject to Company’s right of first refusal until such time as they are proposed to be disposed of for cash and the Company elects not to exercise its right of first refusal. Shares subject to a right of first refusal shall contain the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL HELD BY MVB FINANCIAL CORP. PURSUANT TO THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN. A COPY OF THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION.

SECTION 6

Options

6.1 The grant of an Option under this Section 6 entitles the Participant to purchase shares of Stock at an Exercise Price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, but subject to Sections 9 and 14, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A Non-Qualified Option is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

6.2 The Committee shall designate the Employees to whom options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by Section 422 of the Code.

5

6.3 The determination and payment of the Exercise Price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

(a) The Exercise Price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the Exercise Price per share be less than the Fair Market Value per share on the date of the grant (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) except as otherwise permitted by Section 15 of the Plan;

(b) The full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

(c) The Exercise Price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued) or through such cashless exercise arrangement as may be approved by the Committee and established by the Company, provided that any shares of Stock used for payment shall have been owned by the Participant for at least six (6) months.

6.4 Except as otherwise expressly provided in the Plan, the terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

6.5 The exercise period of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

SECTION 7

Stock Purchase Program

7.1 The Committee may, from time to time, establish one or more programs under which Employees will be permitted to purchase shares of Stock under the Plan, and shall designate the Employees eligible to participant under such Stock purchase programs. The purchase price of shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 85% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee’s discretion, the average Fair Market value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

7.2 The Committee may impose such restrictions with respect to shares purchased under this Section 7, as the Committee, in its sole discretion, determines to be appropriate.

SECTION 8

Merit Awards

8.1 The Committee may from time to time make an Award of Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award, if any, shall be fixed by the Committee from time to time, but it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

6

SECTION 9

Termination of Employment

9.1 If a Participant’s employment is terminated by the Participant’s Employer for Cause or if the Participant’s employment is terminated by the Participant without the written consent and approval of the Participant’s Employer, all of the Participant’s unvested Awards shall be immediately forfeited and exercisable Options shall be forfeited after 90 days from the Participant’s Termination Date.

9.2 If a Participant’s Date of Termination occurs by reason of death, Disability, or Retirement, all Options outstanding immediately prior to the Participant’s Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant’s Date of Termination and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the Participant’s Date of Termination shall immediately lapse. Options which are or become exercisable at the time of a Participant’s death may be exercised by the Participant’s designated beneficiary or, in the absence of such designation, by the person to whom the Participant’s rights will pass by will or the laws of descent and distribution.

9.3 Options which are or become exercisable by reason of the Participant’s employment being terminated by the Participant’s Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant’s Employer, shall be exercisable until 120 days from the Participant’s Termination Date and shall thereafter be forfeited if not exercised.

9.4 Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant’s Employer ceases to be a Related Company (and the Participant’s Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant’s employment being terminated by the Participant’s Employer for a reason other than Cause.

9.5 Notwithstanding the foregoing provisions of this Section 9, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant’s Date of Termination, determine that a Participant’s Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options may be exercised, but shall not extend such period beyond the original expiration date set forth in the Award.

SECTION 10

Adjustments to Shares

10.1 If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (a) the number of shares of Stock available under the Plan, (b) the number of shares of Stock available under any individual or other limitations under the Plan, (c) the number of shares of Stock subject to outstanding Awards and (d) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

10.2 If the Committee determines that an adjustment in accordance with the provisions of Subsection 10.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

7

10.3 To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 14.

SECTION 11

Transferability and Deferral of Awards

11.1 Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Committee may, subject to any restrictions under applicable laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of a Participant’s Immediate Family or to a Partnership comprised solely of members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

11.2 The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Award.

SECTION 12

Award Agreement

12.1 Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant’s employment at any time for any reason, not withstanding the fact that the Participant’s rights under this Plan may be negatively affected by such action.

SECTION 13

Tax Withholding

13.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

8

SECTION 14

Change in Control

14.1 After giving effect to the provisions of Section 10 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options shall become fully exercisable and may be exercised at any time during the original term of the Option; and

(b) All shares of Stock subject to Awards shall become fully vested and be distributed to the Participant.

SECTION 15

Mergers/Acquisitions

15.1 In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

15.2 In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company’s rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation’s plans, or if none, securities for such outstanding Awards, and without limiting Section 14, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Subsection 15.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.

SECTION 16

Termination and Amendment

16.1 The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) would change the Value of Stock as set forth in Subsection 2.1(o) of the Plan, or (c) materially modify the requirements as to eligibility for or modification that may result from adjustments authorized by Section 10 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant’s existing Award or materially and adversely affect a Participant’s rights under such Award without the Participant’s consent.

9

MVB FINANCIAL CORP.

301 Virginia Avenue

Fairmont, West Virginia 26554

(304) 363-4800

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2005

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (the “Corporation”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Judith A. Merico, George L. Johnston and Delbert L. Phillips, or any one of them, with full power to act alone as my (our) true and lawful attorney(s) with full power of substitution for me (us) in my (our) name, place and stead to vote all the Common Stock of the Bank, standing in my (our) name on its books at the close of business on April 5, 2005, at the Annual Meeting of Shareholders of the Corporation, called for and to be held at 301 Virginia Avenue, Fairmont, West Virginia, on May 17, 2005, at 5:30 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

1.	Election of Directors. If the Amendment to the Articles of Incorporation providing for a classified Board of Directors is approved, then for the election of the fifteen persons listed below for the classes indicated; however, if that amendment is not approved, then for the election of the fifteen persons listed below:

Class I - One Year Term	Class II - Two Year Term	Class III - Three Year Term

Barbara L. Alexander	Robert L. Bell	Stephen R. Brooks

Harvey M. Havlichek	James R. Martin	Dr. Saad Mossallati

Leonard W. Nossokoff	J. Christopher Pallotta	Nitesh S. Patel

Louis W. Spatafore	Richard L. Toothman	Dr. Michael F. Trent

Dr. James E. Valentine	Samuel L. Warash	Larry F. Mazza

☐	FOR ALL OF THE ABOVE-LISTED NOMINEES

☐	DO NOT VOTE FOR ANY OF THE ABOVE-LISTED NOMINEES

☐	FOR ALL OF THE NOMINEES LISTED ABOVE EXCEPT THOSE FOR WHOM I CHOOSE TO WITHHOLD TO VOTE FOR AS LISTED BELOW:

                             __________________________________________________________________________________________

                             __________________________________________________________________________________________

2.	To approve amendments to the Articles of Incorporation of the Corporation, all as more fully described in the accompanying Proxy Statement, to provide for:

a)	The division of classification of the Board of Directors of the Corporation into three classes;

☐ FOR	☐ AGAINST	☐ ABSTAIN

b)	Procedures for filling newly created Directorships and vacancies;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Please see additional information on reverse.)

c)	A requirement for an affirmative vote of the holders of at least 75% of the voting power of the Corporation to remove Directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

d)	An increase to 75% of the voting power of the Corporation of the vote requirement necessary to adopt amendments to the Articles of Incorporation and other related Bylaw amendments; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve an amendment to the Articles of Incorporation of the Corporation under which certain Business Combinations would require the affirmative vote of the holders of at least 75% of all voting power of the Corporation unless those Business Combinations meet certain “fair price” criteria and other specified conditions and procedures more fully set forth in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve an amendment to the 2003 MVB Financial Corp. Incentive Stock Option Plan to eliminate the per year limitations on awards to employees and to increase the number of shares available to the Plan to 200,000 shares of Common Stock, $1 par value.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To ratify the selection by the Board of Directors of Brown Edwards & Company, L.L.P., as the Corporation’s independent auditors for 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Any other business which may be brought before the meeting or any adjournment thereof.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted “FOR” the propositions listed above and described more fully in the Proxy Statement of the Corporation, distributed in connection with this Annual Meeting. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this Proxy shall be voted in accordance with recommendations of management.

The Board of Directors recommends a vote “FOR” the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated:	___________________________________, 2005

_____________________________________________
(Signature of Shareholder)

_____________________________________________
(Signature of Shareholder)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

2